Calculation of Filing Fee Tables
F-3
BOS BETTER ONLINE SOLUTIONS LTD
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Ordinary Shares, no nominal value	457(o)			$ 0.00	0.000087	$ 0.00
Fees to be Paid	2	Other	Warrants	457(o)			$ 0.00	0.000087	$ 0.00
Fees to be Paid	3	Other	Units	457(o)			$ 0.00	0.000087	$ 0.00
		Other	Unallocated (Universal) Shelf	457(o)
Fees to be Paid	4	Unallocated (Universal) Shelf		457(o)			$ 10,000,000.00	0.000087	$ 870.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 10,000,000.00		$ 870.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 870.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	These offered securities may be sold separately, together or as units with other offered securities. There are being registered hereunder such indeterminate number of Ordinary Shares and such indeterminate number of Warrants and Units as may be sold by the Registrant from time to time, with a maximum aggregate public offering price not to exceed $10,000,000. Also includes such indeterminate number of Ordinary Shares as may be issued upon exercise, conversion or exchange of any securities registered hereunder. Pursuant to Rule 416 of the Securities Act of 1933, as amended, this Registration Statement also includes additional ordinary shares issuable upon stock splits, stock dividends or similar transactions. Estimated solely for the purpose of calculating the registration fee pursuant to Securities Act Rule 457(o) and (h)(1).

[2]	There are being registered hereunder such indeterminate number of Ordinary Shares and such indeterminate number of Warrants and Units as may be sold by the Registrant from time to time, with a maximum aggregate public offering price not to exceed $10,000,000. Also includes such indeterminate number of Ordinary Shares as may be issued upon exercise, conversion or exchange of any securities registered hereunder. Pursuant to Rule 416 of the Securities Act of 1933, as amended, this Registration Statement also includes additional ordinary shares issuable upon stock splits, stock dividends or similar transactions. Estimated solely for the purpose of calculating the registration fee pursuant to Securities Act Rule 457(o) and (h)(1).

[3]	There are being registered hereunder such indeterminate number of Ordinary Shares and such indeterminate number of Warrants and Units as may be sold by the Registrant from time to time, with a maximum aggregate public offering price not to exceed $10,000,000. Also includes such indeterminate number of Ordinary Shares as may be issued upon exercise, conversion or exchange of any securities registered hereunder. Pursuant to Rule 416 of the Securities Act of 1933, as amended, this Registration Statement also includes additional ordinary shares issuable upon stock splits, stock dividends or similar transactions. Estimated solely for the purpose of calculating the registration fee pursuant to Securities Act Rule 457(o) and (h)(1).

[4]	There are being registered hereunder such indeterminate number of Ordinary Shares and such indeterminate number of Warrants and Units as may be sold by the Registrant from time to time, with a maximum aggregate public offering price not to exceed $10,000,000. Also includes such indeterminate number of Ordinary Shares as may be issued upon exercise, conversion or exchange of any securities registered hereunder. Pursuant to Rule 416 of the Securities Act of 1933, as amended, this Registration Statement also includes additional ordinary shares issuable upon stock splits, stock dividends or similar transactions. The amount registered and the proposed maximum offering price per unit will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified pursuant to Instruction 2(A)(ii)(b) of Item 9(b) of Form F-3 under the Securities Act. Separate consideration may or may not be received for securities issuable upon exercise, conversion or exchange of other securities or issued in Units. Estimated solely for the purpose of calculating the registration fee pursuant to Securities Act Rule 457(o) and (h)(1).

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	B.O.S. Better Online Solutions Ltd.	F-3	333-273540	07/31/2023		$ 870.00	Unallocated (Universal) Shelf	Ordinary Shares, Warrants and Units		$ 10,000,000.00
Fee Offset Sources		B.O.S. Better Online Solutions Ltd.	F-3	333-273540		07/31/2023						$ 1,102.00
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	The Registrant previously paid $1,102.00 in filing fees in connection with the registration of up to $10,000,000 of securities pursuant to the Registrant's Registration Statement on Form F-3 (File No. 333-273540), initially filed with the Securities and Exchange Commission on July 31, 2023 (the "Prior Registration Statement"). The offering under the Prior Registration Statement has terminated. Since the entire $10,000,000 aggregate offering amount remained unsold at termination, the Registrant is applying $870.00 of the filing fee previously paid under the Prior Registration Statement to offset the filing fee otherwise payable in connection with this Registration Statement pursuant to Rule 457(p) under the Securities Act. Accordingly, no additional registration fee is payable with this Registration Statement.

Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date